EXHIBIT 4.1

                            GS AGRIFUELS CORPORATION

                        2006 Stock and Stock Option Plan

Article 1. Establishment and Purpose

     1.1 Establishment of the Plan. GS AgriFuels Corporation, a Delaware corporation (the "Company" or "GS AgriFuels"), hereby establishes an incentive compensation plan (the "Plan"), as set forth in this document.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to attract and retain the services of Participants upon whose judgment, interest, and special efforts the successful operation of GS AgriFuels and its subsidiaries is dependent.

     1.3 Effective Date of the Plan. The Plan shall become effective on August 7, 2006.


Article 2. Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a)  "Award" means,  individually or collectively,  a grant under this Plan
          of  Stock,  Nonqualified  Stock  Options,   Incentive  Stock  Options,
          Restricted Stock, or Performance Shares.

     (b) "Award Agreement" means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

     (c)  "Board"  or  "Board  of  Directors"   means  the  Company's  Board  of
          Directors.

     (d) "Cause" shall mean willful and gross misconduct on the part of an Eligible Person that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Committee in its sole discretion.

     (e) "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) a person who on August 7, 2006 was the beneficial owner of more than 25% of the outstanding Shares, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (C) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said
          Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities, or
          (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or
          (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-five percent (55%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Committee" means the committee or committees, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

     (h) "Consultant" means a natural person under contract with the Company to provide bona fide services to the Company which are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

     (i) "Director" means any individual who is a member of the GS AgriFuels Board of Directors.

     (j) "Disability" shall mean the Participant's inability to perform the Participant's normal Employment functions due to any medically determinable physical or mental disability, which can last or has lasted 12 months or is expected to result in death.

     (k)  "Eligible Person" means an Employee, Director or Consultant.

     (l) "Employee" means any officer or employee of the Company or of one of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

     (m) "Employment," with reference to an Employee, means the condition of being an officer or employee of the Company or one of its Subsidiaries. "Employment," with reference to a Consultant, means the condition of being a Consultant. "Employment," with reference to a
          Director,  means the  condition  of being a  Director.  The  change in status  of an  Eligible  Person  among  the  categories  of  Employee,
          Director  and  Consultant   shall  not  be  deemed  a  termination  of
          Employment.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

     (o) "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     (p) "Fair Market Value" shall mean (i) at such time as there are closing prices quoted for the Shares, the closing price of Shares on the relevant date, or (if there were no sales on such date) the next preceding trading date, all as reported on the principal market for the Shares, or (ii) at such time as there is a public market quoted without closing prices, the mean of the closing high bid and low asked on the relevant date, as reported on the principal market for the Shares, or (iii) at such time as there is no public market for the Shares, the value determined from time to time by the Board of Directors.

     (q) "Incentive Stock Option" or "ISO" means an option to purchase Shares from GS AgriFuels, granted under this Plan, which is designated as an Incentive Stock Option and is intended to meet the requirements of
          Section 422 of the Code.

     (r) "Insider" shall mean an Eligible Person who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.

     (s) "Nonqualified Stock Option" or "NQSO" means the option to purchase Shares from GS AgriFuels, granted under this Plan, which is not intended to be an Incentive Stock Option.

     (t) "Option" or "Stock Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

     (u) "Participant" means a person who holds an outstanding Award granted under the Plan.

     (v) "Performance Share" shall mean an Award granted to an Eligible Person pursuant to Article 8 herein.

     (w)  "Plan" means this 2006 Stock and Stock Option Plan.

     (x) "Restricted Stock" means an Award of Stock granted to an Eligible Person pursuant to Article 7 herein.

     (y)  "Restriction   Period"   means  the  period  during  which  Shares  of
          Restricted  Stock are  subject to  restrictions  or  conditions  under
          Article 7.

     (z)  "Shares" or "Stock" means the shares of common stock of the Company.

     (aa) "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, more than fifty percent (50%) of the total combined voting power of all classes of Stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns more than fifty percent (50%) of the combined equity thereof.

Article 3. Administration

     3.1 The Committee. The Plan and all Awards hereunder shall be administered by one or more Committees of the Board as may be appointed by the Board for this purpose. The Board may appoint a Committee specifically responsible for Awards to Insiders (the "Disinterested Committee") where each Director on such Disinterested Committee is a "Non-Employee Director" (or any successor designation for determining who may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that term is used in Rule 16b-3 under the Exchange Act, as that rule may be modified from time to time. If no specific Committee is appointed by the Board, then the Board in its entirety shall be the Committee. Any Committee may be replaced by the Board at any time.

     3.2 Authority of the Committee. The Committee shall have full power, except as limited by law and subject to the provisions herein, to select the recipients of Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 10 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

          No Award may be made under the Plan after December 31, 2014.

          All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Eligible Persons, Participants, and their estates and beneficiaries.

          Subject to the terms of this Plan, the Committee is authorized, and shall not be limited in its discretion, to use any of the Performance Criteria specified herein in its determination of Awards under this Plan.

Article 4. Shares Subject to the Plan

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the number of Shares available for grant under the Plan shall not exceed two million two hundred fifty (2,250,000) Shares. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares.

          Without limiting the discretion of the Committee under this section, unless otherwise provided by the Committee, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

          (a) The grant of Stock, a Stock Option or a Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award. However, to the extent the Participant uses previously owned Shares to pay the Exercise Price or any taxes, or Shares are withheld to pay taxes, these Shares shall be available for regrant under the Plan.

          (b) With respect to Performance Shares, the number of Performance Shares granted under the Plan shall be deducted from the number of Shares available for grant under the Plan. The number of Performance Shares which cannot be, or are not, converted into Shares and distributed to the Participant (after any applicable tax withholding) following the end of the Performance Period shall increase the number of Shares available for regrant under the Plan by an equal amount.

     4.2 Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, Shares subject to such Award shall be again available for the grant of an Award under the Plan.

     4.3 Adjustments in Authorized Plan Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares constituting outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5.  Stock Grant

     5.1 Grant of Stock. Subject to the terms and provisions of the Plan, the Board of Directors, at any time and from time to time, may grant Shares of Stock to Eligible Persons in such amounts and upon such terms and conditions as the Board of Directors shall determine.

Article 6. Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Persons at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Eligible Person. The Committee may grant ISOs, NQSOs, or a combination thereof. ISOs, however, may be granted only to Employees and only if this Plan is approved by the shareholders of the Company within one year after it is adopted by the Board of Directors.

     6.2 Form of Issuance. Each Option grant may be issued in the form of an Award Agreement and/or may be recorded on the books and records of the Company for the account of the Participant. If an Option is not issued in the form of an Award Agreement, then the Option shall be deemed granted as determined by the Committee. The terms and conditions of an Option shall be set forth in the Award Agreement, in the notice of the issuance of the grant, or in such other documents as the Committee shall determine. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise provided by the Committee, each Option may be exercised to purchase one Share), and such other provisions as the Committee shall determine, including, but not limited to whether the Option is intended to be an ISO or a NQSO.

     6.3  Exercise Price.

          (a) Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each ISO awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. If, however, the Eligible Person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, then the Exercise Price of an ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.

          (b) The Exercise Price of a NQSO shall be determined by the Committee in its sole discretion.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. If, however, the Eligible Person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, then no Option shall be exercisable later than the fifth (5th) anniversary date of its grant.

     6.5 Vesting of Options. Options shall vest at such times and under such terms and conditions as determined by the Committee; provided, however, unless a different vesting period is provided by the Committee at or before the grant of an Option, the Options will vest on the first anniversary of the grant.

     6.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

          Options shall be exercised by delivery of a written notice (including e-mail and telecopies) to the Secretary of the Company (or, if so provided by the Company, to its designated agent), which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price. When Options have been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

     6.7 Payment. The Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received therefor.

         Payment may be made:

          (a)  in cash, or

          (b) unless otherwise provided by the Committee at any time, and subject to such additional terms and conditions and/or modifications as the Committee or the Company may impose from time to time, and further subject to suspension or termination of this provision by the Committee or Company at any time, by delivery of Shares of Stock owned by the Participant in partial (if in partial payment, then together with cash) or full payment (if a fractional Share remains after payment of the Exercise Price in full by previously owned Shares, then the fractional Share shall be withheld for taxes); provided, however, as a condition to paying any part of the Exercise Price in Stock, at the time of exercise of the Option, the Participant must establish to the satisfaction of the Company that the Stock tendered to the Company has been held by the Participant for a minimum of six (6) months preceding the tender; or

               If payment is made by the delivery of Shares of Stock, the value of the Shares delivered shall be equal to the Fair Market Value of the Shares on the day preceding the date of exercise of the Option.

     6.8 Termination of Employment. Unless otherwise provided by the Committee, the following limitations on exercise of Options shall apply upon termination of Employment:

          (a) Termination by Death or Disability. In the event the Employment of a Participant shall terminate by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of termination of Employment and may be exercised, if at all, no more than three
               (3) years from the date of the termination of Employment, unless the Options, by their terms, expire earlier.

          (b) Termination for Cause. If the Employment of a Participant shall be terminated by the Company for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

          (c) Retirement or Other Termination of Employment. If the Employment of a Participant shall terminate for any reason other than the reasons set forth in (a) or (b) above, all outstanding Options which are vested as of the effective date of termination of Employment may be exercised, if at all, no more than thirty (30) days from the date of termination of Employment, unless the Options, by their terms, expire earlier. In the event of the death of the Participant after termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.

          (d) Options not Vested at Termination. Except as provided in paragraph (a) above, all Options held by the Participant which are not vested on or before the effective date of termination of Employment shall immediately be forfeited to the Company (and shall once again become available for grant under the Plan).

          (e) Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination of Employment, but no such modification shall shorten the terms of Options issued prior to such modification.

     6.9 Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:

          (a) During the Participant's lifetime, the Participant's Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative. After the death of the Participant, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent's estate) or his guardian or legal representative.

          (b) No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant's death; and (ii) in the case of any holder after the Participant's death, only by will or by the laws of descent and distribution.

     6.10 Competition. Notwithstanding anything in this Article 6 to the contrary, in the event the Committee determines, in its sole discretion, that a Participant is engaging in activity competitive with the Company, any Subsidiary, or any business in which any of the foregoing have a substantial interest (the "GS AgriFuels Businesses"), the Committee may cancel any Option granted to such Participant, whether or not vested, in whole or in part. Such cancellation shall be effective as of the date specified by the Committee. Competitive activity shall mean any business or activity if a substantially similar business activity is being carried on by an GS AgriFuels Business, including, but not limited to, representing or providing consulting services to any person or entity that is engaged in competition with a GS AgriFuels Business or that takes a position adverse to a GS AgriFuels Business. However, competitive activity shall not include, among other things, owning a nonsubstantial interest as a shareholder in a competing business.

Article 7. Restricted Stock

     7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Eligible Persons in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the attainment of Performance Goals based on Performance Criteria in the same manner as provided in Section 8.3, herein with respect to Performance Shares.

     7.2 Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

     7.3 Transferability. Except as otherwise provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee, if any.

     7.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          The Company shall also have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     7.5 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the
          Participant  after  the  last  day  of  the  Restriction   Period  and
          completion of all conditions to vesting, if any. However, unless otherwise provided by the Committee, the Committee, in its sole discretion, shall have the right to immediately waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

     7.6 Voting Rights, Dividends and Other Distributions. During the Restriction Period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such Shares. Except as provided in the following sentence, in the sole discretion of the Committee, other cash dividends and other distributions paid to Participants with respect to Shares of Restricted Stock may be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

     7.7 Termination of Employment Due to Death or Disability. In the event the Employment of a Participant shall terminate by reason of death or Disability, unless otherwise provided by the Committee prior to or at the time of the Award, all Restriction Periods and all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of termination of Employment.

     7.8 Termination of Employment for Other Reasons. If the Employment of a Participant shall terminate for any reason other than those specifically set forth in Section 7.7 herein, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of termination of Employment immediately shall be forfeited and returned to the Company.

Article 8.  Performance Shares

     8.1 Grants of Performance Shares. A Performance Share is equivalent in value to a Share of Stock. Subject to the terms of the Plan, Performance Shares may be granted to Eligible Persons at any time and from time to time, as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares awarded to each Participant.

         8.2 Performance Period. The Performance Period for Performance Shares is the period over which the Performance Goals are measured. The Performance Period is set by the Committee for each Award; however, in no event shall an Award have a Performance Period of less than six months.

     8.3 Performance Goals. For each Award of Performance Shares, the Committee shall establish performance objectives ("Performance Goals") for the Company, its Subsidiaries, and/or divisions of any of foregoing, based on the Performance Criteria and other factors set forth below. Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met, and, if met, the number of Performance Shares distributed to Participants in accordance with Section 8.5. All Performance Shares which may not be converted under the Performance Goals or which are reduced by the Committee under Section 8.5 or which may not be converted for any other reason after the end of the Performance Period shall be canceled at the time they would otherwise be distributable. When the Committee desires an Award to qualify under
          Section 162(m) of the Code, as amended, the Committee shall establish the Performance Goals for the respective Performance Shares prior to or within 90 days of the beginning of the service relating to such Performance Goal, and not later than after 25% of such period of service has elapsed. For all other Awards, the Performance Goals must be established before the end of the respective Performance Period.

          (a) The Performance Criteria which the Committee is authorized to use, in its sole discretion, are any of the following criteria or any combination thereof:

               (1) Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or a division of any of the foregoing. Such financial performance may be based on net income and/or Value Added (after-tax cash operating profit less depreciation and less a capital charge).

               (2) Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality.

               (3) The Company's Stock price; return on shareholders' equity; total shareholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends); and/or earnings per share.

               (4) With respect to the Company (on a consolidated basis), to one or more of its Subsidiaries, and/or to a division of any of the foregoing: sales, costs, market share of a product or service, return on net assets, return on assets, return on capital, profit margin, and/or operating revenues, expenses or earnings.

               (5) Completion of a marketing or development project as defined in the Award Agreement.

          (b) Except to the extent otherwise provided by the Committee in full or in part, if any of the following events occur during a Performance Period and would directly affect the determination of whether or the extent to which Performance Goals are met, they shall be disregarded in any such computation: changes in accounting principles; extraordinary items; changes in tax laws affecting net income and/or Value Added; natural disasters, including floods, hurricanes, and earthquakes; and intentionally inflicted damage to property which directly or indirectly damages the property of the Company or its Subsidiaries. No such adjustment shall be made to the extent such adjustment would cause the Performance Shares to fail to satisfy the performance-based exemption of Section 162(m) of the Code.

     8.4 Dividend Equivalents on Performance Shares. Unless reduced or eliminated by the Committee, a cash payment in an amount equal to the dividend payable on one Share will be made to each Participant for each Performance Share which on the record date for the dividend had been awarded to the Participant and not converted, distributed or canceled.

     8.5 Form and Timing of Payment of Performance Shares. As soon as practicable after the applicable Performance Period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the Performance Goals for such Performance Period), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Shares. If Performance Goals have been met, then the number of Performance Shares to be converted into Stock and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Committee. Conversion of Performance Shares shall occur as soon as reasonably administratively possible following the determination of the number of Shares to which the Participant is entitled. At any time prior to the distribution of the Performance Shares, unless otherwise provided by the Committee, the Committee shall have the authority to reduce or eliminate the number of Performance Shares to be converted .

     8.6 Termination of Employment Due to Death or Disability. Unless otherwise provided by the Committee prior to or at the time of an Award, if the Employment of a Participant shall terminate by reason of death or
          Disability, the Participant shall receive a distribution of all outstanding Performance Shares calculated as if all unfinished Performance Periods had ended with 100% of the Performance Goals achieved, payable in the year following the date of termination of Employment.

     8.7 Termination of Employment for Other Reasons. If the Employment of a Participant shall terminate for other than a reason set forth in
          Section 8.6 (and other than for Cause), the number of Performance Shares to be converted and distributed shall be converted and distributed based upon the achievement of the Performance Goals and in accordance with all other terms of the Award and the Plan; however, the Participant may receive no more than a prorated payout of all Performance Shares, based on the portions of the respective Performance Periods that have been completed.

     8.8 Termination of Employment for Cause. In the event that a Participant's Employment shall be terminated by the Company for Cause, all Performance Shares shall be forfeited by the Participant to the Company.

     8.9 Nontransferability. Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or laws of intestacy.

Article 9.   Employee Matters

     9.1 Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or one of its Subsidiaries.

     9.2 Participation. No Eligible Person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     9.3 Claims and Appeals. Any claim under the Plan by a Participant or anyone claiming through a Participant shall be presented to the Committee. Any person whose claim under the Plan has been denied may, within sixty (60) days after receipt of notice of denial, submit to the Committee a written request for review of the decision denying the claim. The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.

Article 10. Amendment, Modification, and Termination

     10.1 Amendment, Modification, and Termination. The Board of Directors alone shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that the Board of Directors may not, without the approval of the holders of a majority of the voting Shares, make any alteration or amendment to the Plan which changes the aggregate number of shares of Common Stock which may be issued under the Plan, extend the term of the Plan, or change the employees or class of employees eligible to receive Awards thereunder. The Board may at any time suspend or terminate the Plan in whole or in part.

     10.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 11. Change in Control

         Upon the occurrence of a Change in Control:

     (a) Any and all Options granted hereunder immediately shall become vested and exercisable;

     (b) Any Restriction Periods and all restrictions imposed on Restricted Shares shall lapse and they shall immediately become fully vested;

     (c) The 100% Performance Goal for all Performance Shares relating to incomplete Performance Periods shall be deemed to have been fully achieved and shall be converted and distributed in accordance with all other terms of the Award and this Plan; provided, however, notwithstanding anything to the contrary in this Plan, no outstanding Performance Share may be reduced.

Article 12. Withholding

     12.1 Tax Withholding. The Company shall deduct or withhold an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan ("Withholding Taxes").

     12.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, upon the distribution of Performance Shares in the form of Stock, or upon any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock having a Fair Market Value on the date the tax is to be determined in an amount equal to the Withholding Taxes on such Stock. Any fractional Share remaining after the withholding shall be withheld as additional Federal withholding.

          Prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.

     12.3 Payment In Lieu of Share Withholding. In any situation in which the Company would be required to withhold Stock pursuant to ss.12.2 above, the Participant may, in lieu of all or part of such withholding, remit to the Company an amount in cash sufficient to satisfy the federal, state and local withholding tax requirements or may direct the Company to withhold from other amounts payable to the Participant, including salary.

Article 13. Successors

          All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 14. Legal Construction

     14.1 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     14.2 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     14.3 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to comply with a condition of Rule 16b-3 or its successors, it shall not apply to the Insiders or transactions thereby.

     14.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.